UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2010

A.P. Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointment

Effective February 17, 2010, Stephen R. Davis accepted an appointment to the board of directors (the “Board”) of A.P. Pharma, Inc. (the “Company”), making him the seventh director.  Mr. Davis served as a director of Neurogen Corporation from September 2001 until December 2009.  Mr. Davis was Chief Executive Officer of Neurogen Corporation from February 2008 through December 2009, and President from September 2007 until December 2009.  Previously, he also served as Executive Vice President of Neurogen Corporation from September 2001 and Chief Operating Officer from April 2005.  Mr. Davis joined Neurogen Corporation in 1994 as Vice President of Finance and Chief Financial Officer.  From 1990 through June 1994, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy LLP as a corporate and securities attorney.  Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co.  Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. degree from Vanderbilt University.  Mr. Davis is also a director of Trimeris, Inc.

In connection with his appointment to the Board, Mr. Davis was granted a restricted stock award pursuant to the Company’s 2002 Equity Incentive Plan to receive 31,088 (the “Shares”), which is equal to $60,000 divided by the closing price of the Company’s common stock on the date of the grant (the “Award”).   The Award vests and all restrictions thereon lapse with respect to one-third (1/3rd) of the Shares on each anniversary of the date of the grant, subject to Mr. Davis’s continued service on the Board

Compensatory Arrangement of Certain Executive Officers

On February 17, 2010, the Board approved the following actions relating to certain of the executive officers of the Company.

2009 Cash Bonus Payments

The Board approved the following cash bonus payments to Ronald J. Prentki, Chief Executive Officer, John Barr, Sr. Vice President of Research and Development, and John B. Whelan, Vice President, Finance and Chief Financial Officer, for achieving objectives that were established by the Board in 2009. The performance-based cash bonus plan for 2009 for Messrs. Prentki, Barr and Whelan consisted of payment of a percentage of year-end base salary based on Company achievement of corporate objectives. The performance-based cash bonus targets for 2009 for Messrs. Prentki, Barr and Whelan were 50%, 35% and 35%, respectively, of year-end salary. The Board approved the following bonus payments to the executive officers:

Name	Title	Bonus Payment
Ronald J. Prentki	President and Chief Executive Officer	$72,000
John Barr	Sr. Vice President of Research and Development	$47,250
John B. Whelan	Vice President, Finance and Chief Financial Officer	$40,000

Performance-Based Cash Bonus Plan for 2010

The Board also approved a performance-based cash bonus plan for Ronald J. Prentki, Chief Executive Officer, John Barr, Sr. Vice President of Research and Development, and John B. Whelan, Vice President, Finance and Chief Financial Officer. For 2010, Mr. Prentki is eligible for an annual performance-based cash bonus with a target of 50% of his annual base salary. Messrs. Barr and Whelan are eligible for annual performance-based cash bonuses with a target of 35% of their respective annual base salaries. These performance-based cash bonuses are based 100% on the achievement of corporate bonus objectives as approved by the Board. The corporate bonus objectives are: objectives relating to the development of the Company’s APF530 product candidate and objectives relating to marketing/licensing partnerships or other business development transactions approved by the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: February 18, 2010	/s/ Ronald J. Prentki
Ronald J. Prentki
President, Chief Executive Officer and Director